Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2012 relating to the financial statements, which appears in Progenics Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 22, 2014